UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2014

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On February 4, 2014, Microsoft Corporation (the “Company”) announced that the board of directors of the Company appointed Satya Nadella as Chief Executive Officer (“CEO”) and a director of the Company. Mr. Nadella will assume his new roles immediately and CEO Steven A. Ballmer has retired as an employee of the Company. The Company’s press release announcing Mr. Nadella’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Nadella, age 46, has served as the Company’s Executive Vice President, Cloud and Enterprise since July 2013. From 2011 to 2013, Mr. Nadella served as President, Server and Tools. Prior to that, he was Senior Vice President, Online Services Division from 2009 to 2011, and Senior Vice President, Search, Portal and Advertising from 2008 to 2009. Since joining Microsoft in 1992, Mr. Nadella’s roles have also included Vice President of the Business Division. Mr. Nadella holds a bachelor’s degree in electrical engineering from Mangalore University, a master’s degree in computer science from the University of Wisconsin-Milwaukee and a master’s degree in business administration from the University of Chicago.

There are no arrangements or understandings between Mr. Nadella and any other persons pursuant to which he was selected as a director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into a letter agreement with Mr. Nadella (the “Offer Letter”), dated February 3, 2014, establishing his compensation as CEO as summarized below.

Salary. Mr. Nadella’s annual salary rate will increase to $1,200,000.

Ongoing Incentive Compensation. Mr. Nadella will participate in the Company’s Executive Incentive Program (“EIP”) as it may be in effect from time to time. There are currently two components of the EIP:

•	EIP Cash Award. For the remainder of fiscal year 2014 and all of fiscal year 2015, Mr. Nadella’s annual cash award target under the EIP will be 300% of his salary earned as CEO during the applicable period. The actual cash award can be from 0% to 300% of the target.

•	EIP Stock Award. For the Company’s 2015 fiscal year, on an annualized basis Mr. Nadella’s EIP stock award will be $13,200,000.

One-Time Stock Award. In connection with his appointment, Mr. Nadella will receive a one-time stock award in the form of Long-Term Performance Stock Awards (“LTPSAs”). One-third of the LTPSAs will be earned based on the Company’s total shareholder return relative to the S&P 500 over each of three overlapping, five-year performance periods beginning on the grant date and the first and second anniversaries thereof. The number of LTPSAs that will vest at the end of the applicable performance period will be determined according to the schedule set forth in the Offer Letter, with a relative total shareholder return at the sixtieth (60th) percentile required for a target level earn-out of 600,000 LTPSAs per performance period.

Termination of Employment. Mr. Nadella will continue to participate in the Company’s Senior Executive Severance Benefit Plan (“SESBP”) (except that, for the first 24 months of his new role, vesting of “eligible stock awards” under the SESBP that would otherwise vest in the 12 months following the Covered Termination (as defined in the SESBP) will be determined without proration). In addition, if Mr. Nadella’s employment is terminated by the Company without Cause (as defined in the SESBP), his LTPSAs for which the performance period has begun but has not been completed will be prorated and continue to vest without regard to any employment or performance condition (other than satisfaction of a threshold goal set forth in the applicable award agreement), based on deemed Relative TSR at the 30th percentile level for the performance period and the ratio of the number of full and partial months from the beginning of the performance period to the date his employment terminates and the number of full months in the performance period.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter, dated February 3, 2014, between Microsoft Corporation and Mr. Nadella.

99.1	Press release dated February 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)

Date: February 4, 2014	/s/ John A. Seethoff
John A. Seethoff Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter, dated February 3, 2014, between Microsoft Corporation and Mr. Nadella.

99.1	Press release dated February 4, 2014.